Exhibit 10 (ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the following with respect of Post-effective Amendment No. 15 to the Registration Statement (No. 33-39171) on Form N-4 under the Securities Act of 1933 of Variable Account I of AIG Life Insurance Company.

     1. The inclusion of our report dated February 3, 2000 relating to our audits of the financial statements of AIG Life Insurance Company in the Statement of Additional Information.

     2. The inclusion of our report dated February 3, 2000 relating to our audits of the financial statements of Variable Account I in the Statement of Additional Information.

     3. The incorporation by reference into the Prospectus of our report dated February 3, 2000 relating to our audits of the financial statements of AIG Life Insurance Company and Variable Account I.

     4. The reference to our firm under the heading "General Information Independent Accountants" in the Statement of Additional Information.



April 21, 2000

/s/PricewaterhouseCoopers, LLP